Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, Dallas, Texas 75251 (214) 368-2084 FAX (972) 367-3559

EXCO RESOURCES, INC. ANNOUNCES

APPOINTMENT OF CHIEF ACCOUNTING OFFICER

DALLAS, TEXAS, March 10, 2014…EXCO Resources, Inc. (NYSE:XCO) (“EXCO”) today announced that EXCO’s Board of Directors appointed Richard A. Burnett as EXCO’s Chief Accounting Officer, effective March 10, 2014. Mr. Burnett has served as EXCO’s Vice President of Special Projects since he joined the company in November 2013.

Prior to Mr. Burnett’s appointment, Mark F. Mulhern served as EXCO’s interim Chief Accounting Officer. Mr. Mulhern will continue to serve as EXCO’s Executive Vice President and Chief Financial Officer.

Jeff Benjamin, EXCO’s chairman, commented, “We are pleased that Ricky Burnett is taking on the role of Chief Accounting Officer at EXCO. Ricky’s extensive public accounting and industry expertise make him a natural fit as EXCO’s new Chief Accounting Officer.”

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, acquisition, development and production company headquartered in Dallas, Texas with principal operations in Texas, Louisiana and the Appalachia region.

Additional information about EXCO may be obtained by contacting Chris Peracchi, Director of Finance and Investor Relations and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.